UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

October 2, 2006
Date of report (date of earliest event reported)

STELLENT, INC.
(Exact name of registrant as specified in its charter)

Minnesota	0-19817	41-1652566
(State of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

7777 Golden Triangle Drive, Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

Telephone Number: (952) 903-2000
(Registrant’s telephone number, including area code)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

EMPLOYMENT AGREEMENT BETWEEN STELLENT, INC. AND DARIN P. MCAREAVEY:

Stellent, Inc. (“Stellent”) entered into an employment agreement with Darin P. McAreavey, Stellent’s Chief Financial Officer, Executive Vice President, Secretary and Treasurer on October 2, 2006 (the “CFO Agreement”).  Under the terms of the CFO Agreement, Mr. McAreavey’s base annual salary is determined and annually reviewed by the Compensation Committee of the Board (the “Compensation Committee”).  Mr. McAreavey is also eligible for annual and/or quarterly bonuses based upon the terms and conditions established by the Compensation Committee.  Mr. McAreavey has agreed not to compete with Stellent during his employment and for a period of one year following his termination of employment.  In the event of Mr. McAreavey’s death or disability, termination of employment by Stellent without cause or termination of employment by Mr. McAreavey within twelve months following a change in control due to his relocation, a material reduction of his duties or responsibilities or a material reduction of his base salary, other than pursuant to a general reduction in the base salary of all executives of Stellent, Mr. McAreavey will receive a lump sum severance pay equal to one year of his then-current salary.  In addition, if within twelve months following a change in control, Mr. McAreavey’s employment with Stellent is terminated by Stellent without cause, is terminated by Mr. McAreavey due to his relocation, material reduction of his duties or responsibilities or a material reduction of his base salary, other than pursuant to a general reduction in the base salary of all executives of Stellent, any outstanding and unvested options held by Mr. McAreavey will immediately vest.

EMPLOYMENT AGREEMENT BETWEEN STELLENT, INC. AND DANIEL P. RYAN:

Stellent entered into an employment agreement with Daniel P. Ryan, Stellent’s Chief Operating Officer and Executive Vice President on October 2, 2006 (the “COO Agreement”).  Under the terms of the COO Agreement, Mr. Ryan’s base annual salary is determined and annually reviewed by the Compensation Committee.  Mr. Ryan is also eligible for annual and/or quarterly bonuses based upon the terms and conditions established by the Compensation Committee.  Mr. Ryan has agreed not to compete with Stellent during his employment and for a period of one year following his termination of employment.  In the event of Mr. Ryan’s death or disability, termination of employment by Stellent without cause or termination of employment by Mr. Ryan within twelve months following a change in control due to his relocation, a material reduction of his duties or responsibilities or a material reduction of his base salary, other than pursuant to a general reduction in the base salary of all executives of Stellent, Mr. Ryan will receive a lump sum severance pay equal to one year of his then-current salary.  In addition, if within twelve months following a change in control, Mr. Ryan’s employment with Stellent is terminated by Stellent without cause, is terminated by Mr. Ryan due to his relocation, material reduction of his duties or responsibilities or a material reduction of his base salary, other than pursuant to a general reduction in the base salary of all executives of Stellent, any outstanding and unvested options held by Mr. Ryan will immediately vest.

EMPLOYMENT AGREEMENT BETWEEN STELLENT, INC. AND FRANK A. RADICHEL:

On October 2, 2006, Stellent entered into an employment agreement with Frank A. Radichel for the performance of such duties and responsibilities as Stellent assigns to him from time to time (the “Radichel Agreement”).  Under the terms of the Radichel Agreement, Mr. Radichel’s base annual salary is determined and annually reviewed by Stellent.  Mr. Radichel is also eligible for bonuses and/or commissions based upon the terms and conditions of a bonus and/or commission plan, as established by Stellent.  Mr. Radichel has agreed not to compete with Stellent during his employment and for a period of one year following his termination of employment.  In the event of Mr. Radichel’s death or disability, termination of employment by Stellent without cause or termination of employment by Mr. Radichel within twelve months following a change in control due to his relocation, a material reduction of his duties or responsibilities or a material reduction of his base salary, other than pursuant to a general reduction in the base salary of all executives of Stellent, Mr. Radichel will receive a lump sum severance pay equal to six months of his then-current base salary.  In addition, if within twelve months following a change in control, Mr. Radichel’s employment with Stellent is terminated by Stellent without cause, is terminated by Mr. Radichel due to his relocation, material reduction of his duties or responsibilities or a material reduction of his base salary, other than pursuant to a general reduction in the base salary of all executives of Stellent, any outstanding and unvested options held by Mr. Radichel will immediately vest.

The foregoing summaries of the terms of the CFO Agreement, COO Agreement, and Radichel Agreement are qualified in their entirety by reference to the full texts of such agreements, which are attached as Exhibits 10.1, 10.2, and 10.3, respectively to this Current Report on Form 8-K.

Item 9.01               Financial Statements and Exhibits.

(d)	Exhibits

	10.1	Employment Agreement between Stellent, Inc. and Darin P. McAreavey, dated October 2, 2006.

	10.2	Employment Agreement between Stellent, Inc. and Daniel P. Ryan, dated October 2, 2006.

	10.3	Employment Agreement between Stellent, Inc. and Frank A. Radichel, dated October 2, 2006.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date:  October 4, 2006

STELLENT, INC.

By	/s/ Darin P. McAreavey
Darin P. McAreavey
Executive Vice President,
Chief Financial Officer,
Treasurer and Secretary